Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eiger BioPharmaceuticals, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California
March 9, 2021